UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

CAMDEN PROPERTY TRUST
 (Exact name of registrant as specified in its charter)

Texas	1-12110	76-6088377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Greenway Plaza, Suite 1300, Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2010, the Compensation Committee of the Board of Trust Managers of Camden Property Trust (the “Company”) approved the grant of options to purchase common shares of the Company to the executive officers named below pursuant to the Company’s 2002 Share Incentive Plan and the Option Award Agreement, the form of which is filed as Exhibit 99.1 hereto. Each of these options has an exercise price equal to the closing price of our common shares on the date of the grant and expires ten years from the date of grant. These option grants vest in three equal installments on the first three anniversaries of the date of grant. In consideration of these option grants, each executive officer named below waived the right to receive an equal number of “reloaded” options, all of which reloaded options would have been fully vested on the date of grant.

Number of Options
Executive Officer	Granted
Richard J. Campo	18,698
D. Keith Oden	18,698
H. Malcolm Stewart	5,970

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Title
99.1	Form of Option Certificate for options granted on March 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2010

CAMDEN PROPERTY TRUST

By: /s/ Michael P. Gallagher
Michael P. Gallagher
Vice President – Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Title
99.1	Form of Option Certificate for options granted on March 22, 2010